Exhibit 10.32
ASSIGNMENT OF CLAIM AGREEMENT
     Pinnacle Airlines, Inc., a Delaware corporation, with offices at 1689 Nonconnah Blvd., Suite 111, Memphis, TN 38132 (“Assignor”), for good and valuable consideration does hereby irrevocably sell, convey, transfer and assign to Goldman Sachs Credit Partners L.P., a Delaware limited partnership (“GSCP”), and its successors and assigns, with offices at One New York Plaza, Floor 49, New York, NY 10004 (“Assignee”), all of Assignor’s right, title and interest in and to the claim or claims of Assignor (the “Claim”) evidenced by proof of claim number 621 (the “Proof of Claim”) filed in the aggregate amount of approximately $15,577,352.44 against Mesaba Aviation, Inc. (the “Debtor”) the debtor-in-possession in the chapter 11 reorganization case, case no. 05-39258 (the “Case”), in the United States Bankruptcy Court for the District of Minnesota (the “Bankruptcy Court), and all rights and benefits of the Assignor relating to the Claim, including without limitation: (i) the Assignor’s right to receive interest, penalties and fees, if any, which may be paid with respect to the Claim, (ii) any actions, claims, rights or lawsuits of any nature whatsoever, whether against Debtor or any other party, arising out of or in connection with the Claim, and (iii) all cash, securities, instruments and other property which may be paid or issued by the Debtor in satisfaction of the Claim (collectively, the “Transferred Rights”). The consideration is the purchase price (the “Purchase Price”) set forth in Paragraph 6 below. This assignment shall be deemed an absolute and unconditional assignment of the Claim for the purpose of collection and satisfaction, and shall not be deemed to create a security interest. For the avoidance of doubt, the Transferred Rights shall not include any claims of Assignor against Debtor that arose after the Filing Date. “Filing Date” shall mean October 13, 2005.
     The “Effective Date” shall be the date upon which the last of the following shall have occurred: (i) Assignor and Assignee have facsimile exchanged signatures to this Agreement and the Notice of Transfer (as defined below) and (ii) Assignee shall have wired the First Payment (as defined in Paragraph 6) to Assignee pursuant to the instructions set forth on Schedule 1. Assignee agrees that it shall wire the First Payment to Assignor in immediately available funds on the day signature pages are exchanged.
     1. PROOF OF CLAIM. Assignor represents and warrants as of the Effective Date that the Proof of Claim has been duly and timely filed in the Case, and a true and complete copy of the Proof of Claim is attached to and made a part of this Assignment of Claim Agreement (“Agreement”). If the Proof of Claim amount is greater or lesser than the Claim amount set forth above, Assignee shall nevertheless be deemed the owner of such Proof of Claim subject to the terms of Paragraph 6 of this Agreement, and shall be entitled to identify itself as owner of such Proof of Claim in the records of the Court. Assignor represents and warrants that the Proof of Claim has not been revoked, withdrawn, amended or modified and no rights thereunder have been waived and all statements in such Proof of Claim are true and correct.
     2. ASSIGNOR REPRESENTATIONS AND WARRANTIES. Assignor further represents and warrants to Assignee as of the Effective Date that: a) to the knowledge of Assignor, no objection to the Transferred Rights have been made; b) no payment or other distribution has been received by or on behalf of Assignor in full or partial satisfaction of the Transferred Rights; c) Assignor has not previously sold, assigned or pledged the Transferred Rights, in whole or in part, to any party; d) Assignor owns and has good and marketable title to the Transferred Rights, free and clear of any and all liens, claims, security interests, participations, or encumbrances of any kind or nature whatsoever; e) Assignor has not signed any agreements or instruments with respect to the Transferred Rights other than those agreements referenced in the Proof of Claim or otherwise comprising the basis for the Claim; f) Assignor has not received any written notice that the Transferred Rights is void or voidable or subject to any disallowance, reduction, impairment or objection of any kind; g) Assignor is not an “affiliate” or “insider” within the meaning of 11 U.S.C. Sections 101 (2) and (31) respectively, and is not, and has not been, a member of any official or unofficial creditors’ committee appointed in these Bankruptcy Proceedings; and h) Assignor is not “insolvent” within the meaning of Section 1-201(23) of the Uniform Commercial Code or within the meaning of Section 101(32) of the Bankruptcy Code.

     3. REPRESENTATIONS AND WARRANTIES. Each of party hereby represents and warrants to each other as of the Effective Date that: (i) it has full power and authority and has taken all action necessary to execute and deliver this Agreement and the Notice of Transfer (as defined below) and to fulfill its obligations hereunder and to consummate the transactions contemplated hereby; (ii) the making and performance by it of this agreement does not and will not violate any law or regulation of the jurisdiction under which it exists, any other law applicable to it or any other agreement to which it is a party or by which it is bound; (iii) this Agreement has been duly and validly authorized, executed and delivered by it and is legal, valid, binding and enforceable against it in accordance with its terms except that the enforceability may be limited by bankruptcy, insolvency or laws governing creditors rights; (iv) no consent, approval, filing or corporate, partnership or other action is required as a condition to or in connection with execution delivery and performance of this Agreement and the transactions contemplated herein; (v) it is an “accredited investor” as such terms is defined in Regulation D under the Securities Act of 1933, as amended; (vi) it is aware that the Purchase Price received herein for the sale of the Transferred Rights may differ both in kind and amount from any distributions ultimately made pursuant to any plan of reorganization confirmed by the Court in the Proceedings; (vii) except as set forth in this Agreement, neither it nor any of its agents or representatives has made any representation whatsoever to the other party regarding the status of the Case, the condition of the Debtor (financial or otherwise) or any other matter relating to the Case, the Debtor or the Transferred Rights; (viii) it has adequate information concerning the business and financial condition of the Debtor and the status of the Case in order to make an informed decision regarding the sale of the Transferred Rights, and (ix) it has independently and without reliance on the other party (except, in the case of Assignee, to the extent of representations by Assignor), and based on such information as it has deemed appropriate (including information available from the files of the Court of the Case), made its own analysis and decision to enter into this Agreement. Assignee hereby represents and warrants to Assignor that it has a net worth of at least $25,000,000.
     4. BIG BOY CLAUSE. Each party acknowledges that (i) the other currently may have, and later may come into possession of, information on the Transferred Rights, Debtor, or Debtor’s affiliates or the status of the Proceedings that is not known to it and that may be material to a decision to buy or sell the Transferred Rights and all related rights (as appropriate) (the “Excluded Information”), (ii) it has not requested the Excluded Information, and has agreed to proceed with the purchase or sale of the Transferred Rights and all related rights (as appropriate) hereunder without receiving the Excluded Information, and (iii) the other party shall have no liability to it, and each party waives and releases any claims that it might have against the other party or the other party’s Related Persons (as defined below) whether under applicable securities laws or otherwise, with respect to the nondisclosure of the Excluded Information; provided, however, that each party’s Excluded Information shall not and does not affect the truth or accuracy of such party’s representations or warranties in this Agreement.
     5. FAILURE OF TRANSFER OF CLAIM. If (i) an order is entered in the Court disapproving the transfer of the Claim, or (ii) the Court does not substitute Assignee for Assignor as the holder of the Claim, then, as Assignee’s sole and exclusive remedy, Assignor shall, upon written demand by Assignee, repay to Assignee all amounts of Purchase Price (as defined below) received by Assignor at or prior to the time of such repayment, together with interest on such amount from the Effective Date to the date of repayment at the Interest Rate (as defined below).
     In the event Assignor has previously sold, assigned, pledged participated, hypothecated or otherwise encumbered the Claim or any portion thereof to any person or entity other than Assignee, Assignor shall immediately pay to Assignee liquidated damages in an amount equal to one hundred twenty five percent (125%) of the purchase price hereunder, plus Assignee’s costs and expenses relating to the Assignment of Claim.
     A “Final Order” means an order of the Court which fully and finally determines the amount and the priority of the Claim and which does not preserve for any party the right to seek to re-determine the amount or priority of such Claim and which has not been reversed, stayed, modified, or amended and as to which (a) any appeal taken, petition for certiorari or motion for rehearing or reconsideration that has been filed, has been finally determined or dismissed in a manner that does not affect the Bankruptcy Courts’ determination of the allowed amount or treatment of the Claim or (b) the time to appeal, seek certiorari or move for reconsideration or rehearing has expired and no appeal, petition for certiorari or motion for reconsideration or rehearing has been timely filed.
     6. PURCHASE PRICE. In consideration of the transfer of the Claim, GSCP agrees to pay to Assignor an amount (the “Purchase Price”) equal to forty-two percent (42%) of the value of the Final Allowed Claim (as defined below), payable as follows:
A.	On the date hereof, GSCP shall pay the amount of $5,233,990.42 (the “First Payment”) to Assignor, by wire transfer of immediately available funds to an account designated by Assignor.

B.	On or before the fifth business day following the date on which the Final Allowed Claim is determined, Assignor shall calculate the Purchase Price and shall send such calculation to GSCP, together with a calculation of the amount payable pursuant to Clause C or D below, as the case may be.

C.	If the Purchase Price exceeds the amount of the First Payment, then GSCP shall pay the amount of such excess, to Assignor by wire transfer of immediately available funds to an account designated by Assignor, within three business days of the receipt by GSCP of such calculation. In addition, if the Purchase Price is in excess of $6,542,488, GSCP shall pay interest on such amount in excess of $6,542,488 calculated at the rate of the lesser of 3-month LIBOR and nine percent (9%) per annum, on the basis of a 360-day year and compounded annually.

D.	If the amount of the First Payment exceeds the Purchase Price, then Assignor shall pay the amount of such excess, together with interest on such excess amount calculated at the rate of nine percent (9%) per annum, on the basis of a 360-day year and compounded annually (the “Interest Rate”), to Assignee by wire transfer of immediately available funds to an account designated by Assignee, within three business days of the receipt by GSCP of such calculation.
The “Final Allowed Claim” shall be equal to (i) the allowed amount of the Claim as determined by a Final Order (if an objection or other pleading against or in relation to the Proof of Claim is timely filed in the Case seeking the disallowance, avoidance or subordination of the Claim (i.e., within the applicable period for making objections including, without limitation, pursuant to the terms of any chapter 11 plan)), or (ii) the amount of the Claim as determined and set forth in the Proof of Claim (if no such objection or other pleading against or in relation to the Proof of Claim is timely filed in the Case (i.e., within the applicable period for making objections, without limitation, pursuant to the terms of any chapter 11 plan)), in either case, less the amount of any offsets, subordinations or other reductions asserted by or on behalf of Debtor that will reduce the amount of the Transferred Rights.
     7. ATTORNEY-IN-FACT; SETTLEMENT OF THE CLAIM: FURTHER ACTIONS. Assignor hereby irrevocably appoints Assignee as its true and lawful attorney-in-fact solely with respect to the Transferred Rights, and authorizes Assignee to act in Assignor’s name, place and stead, to demand, sue for, compromise and recover all such amounts which are, or may hereafter become due and payable for, or on account of the Transferred Rights herein assigned. Assignor hereby grants unto Assignee full authority to do all things necessary to enforce the Transferred Rights and Assignor’s rights there under. Assignor agrees that the powers granted in this paragraph are discretionary in nature and exercisable at the sole option of Assignee. In the event that Assignor obtains knowledge that an objection to the Claim or the Transferred Rights has been made, Assignor shall promptly notify GSCP in writing and Assignor shall take such further action, at its own expense, as may be reasonably necessary or desirable or otherwise reasonably requested by Assignee to uphold and defend the amount of the Transferred Rights and effect the Assignment of Claim and any payments or distributions on account of the Transferred Rights to Assignee including, without limitation, the execution of appropriate transfer powers, corporate resolutions and consents.

     In the event that Assignee obtains knowledge that an objection to the Claim or the Transferred Rights has been made or that a deadline has been set (or modified) for the making of such objections, Assignee shall promptly notify Assignor in writing. Neither Assignor nor Assignee shall compromise or settle the Transferred Rights, change the amount or otherwise consent to a reduction in the amount of the Claim to an amount less than the amount set forth in the Proof of Claim, without the prior written consent of the other, which consent shall not be unreasonably withheld. In performing any of its obligation under this section and in otherwise complying with its obligations under this Agreement (including giving effect to Paragraph 6 above), Assignor and Assignee hereby covenant and agree to cooperate and confer and act reasonably at all times and take such actions as are reasonably necessary or desirable to maximize the amount of the Claim, to minimize the amount of the Claim that is subject to being disallowed, avoided, subordinated, reduced or otherwise impaired, and to minimize the amount of time in which all components of the Transferred Rights are quantified and paid; provided that nothing in this Agreement shall require Assignor to enter into any agreements or take (or refrain from taking) any actions in relation to its business relationship with Debtor or any other person or entity, or to compromise any other claims that Assignor may have against Debtor arising after the Filing Date or against any person or entity other than the Debtor.
     Assignor agrees to forward to Assignee all notices received from the Debtor, the Court or any third party with respect to the Transferred Rights assigned herein and to take such further action with respect to the Transferred Rights in the Proceedings as Assignee may from time to time reasonably request.
     Assignor further agrees that if Assignor receives any distributions on account of the Transferred Rights, whether in the form of cash, securities, instruments or any other property, the aforementioned shall constitute property of the Assignee to which the Assignee has an absolute right. Assignor shall hold such property in trust and will at its own expense deliver to Assignee any such property in the same form received, together with any endorsements or documents necessary to transfer such property to Assignee within 3 business days of receipt in the case of cash and five business days in the case of securities. Should all or any portion of the distributions on account of the Transferred Rights not be assignable by Assignor to Assignee, then Assignor grants to Assignee a participation interest in the Transferred Rights or such distributions, in accordance with applicable law.
     8. FURTHER ASSIGNMENT. Assignor hereby acknowledges that Assignee may at any time reassign any or all of the Transferred Rights, together with all right, title and interest of Assignee in and to this Agreement. All representations, warranties, covenants and agreements contained herein shall survive the execution and delivery of this Agreement and any such reassignment, and shall inure to the benefit of Assignor, Assignee and their respective successors and assigns of any party hereto; provided, however, that the obligations of Assignor and Assignee contained herein shall continue and remain in full force and effect until fully paid, performed and satisfied.
     9. INDEMNIFICATION Each of Assignor and Assignee agree to indemnify the other party and its officers, directors, employees, agents, partners and controlling persons (collectively “Related Persons”) from losses, damages and liabilities, including, without limitation, reasonable legal fees and costs, which result from any breach of Assignor’s or Assignee’s (as applicable) representations, warranties, covenants or obligations under this Agreement.
     10. LATE PAYMENT If either party fails to make a payment or distribution to the other party within the time period specified in this Agreement, the party failing to make full payment of any amount when due shall, upon demand by the other party, pay such amount due amount together with interest on it for each day from (and including) the date when due to (but excluding) the date when actually paid, calculated at the Interest Rate.
     11.  JURISDICTION. The laws of the State of New York shall govern this Agreement. Each party submits to the jurisdiction of the courts located in the County of New York, State of New York and agrees that any litigation relating to this Agreement shall be brought only in such courts. Each party hereto consents to service of process by certified mail at its address listed above, and in any action hereunder,

Assignor waives any right to demand a trial by jury. This Agreement may be executed in any number of counterparts (via facsimile is satisfactory), each of which, when so executed and delivered, shall be an original, but all of which, together constitute one and the same instrument.
     12. WAIVER OF JURY TRIAL. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT THEY MAY HAVE TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION, OR IN ANY LEGAL PROCEEDING, DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     13. CONSENT AND WAIVER. Assignor hereby acknowledges and consents to all terms set forth in this Agreement and hereby waives its right to raise any objection thereto and its right to receive notice pursuant to Bankruptcy Rule 3001(e), and consents to the substitution of Assignor by Assignee for all purposes in the case, including, without limitation, for voting and distribution purposes with respect to the Transferred Rights. Assignee agrees to file a Notice of Transfer with the Court pursuant to Federal Rule of Bankruptcy Procedure 3001(e) (the “Notice of Transfer”) including the Evidence of Transfer of Claim substantially in the form attached hereto as Exhibit A.
     14. NOTICES; WIRE INSTRUCTIONS. All demands, notices, consents, and communications hereunder shall be in writing and shall be deemed to have been duly given when hand-delivered or duly deposited in the mails, by certified or registered mail, postage prepaid-return-receipt requested, to the addresses set forth on Schedule 1, or such other address as may be furnished hereafter by notice in writing. All payments by Assignor to Assignee and Assignee to Assignor under this Agreement shall be made in the lawful currency of the United States by wire transfer of immediately available funds to Assignor and Assignee, as applicable, in accordance with the wire instructions specified in Schedule 1.
     15. UNDERSTANDING. This Agreement, together with any exhibits hereto, constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings or representations pertaining to the subject matter hereof, whether oral or written. There are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically and expressly set forth herein. This Agreement may be signed in counterparts, each of which shall be an original and all of which taken together shall constitute one agreement. No amendment of any provision of this Assignment shall be effective unless it is in writing and signed by the parties and no waiver of any provision of this Assignment, nor consent to any departure by either party from it, shall be effective unless it is in writing and signed by the affected party, and then such waiver or consent shall effective only in the specific instance and for the specific purpose for which given.
     16. LIMITED LIABILITY. Notwithstanding anything contained in this Agreement to the contrary, the parties agree that (i) no general or limited partner of Assignee shall be personally liable for any obligation or liability of Assignee under this Agreement; and (ii) all obligations and liabilities of Assignee under this Agreement are enforceable solely against Assignee and Assignee’s assets and not against any assets of any general or limited partner of Assignee.

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement by their duly authorized representatives as of this the 5th day of October, 2006.
ASSIGNOR
PINNACLE AIRLINES, INC.

By:	/s/ Peter D. Hunt

Name: Peter D. Hunt
Title: Vice President and CFO

ASSIGNEE
GOLDMAN SACHS CREDIT PARTNERS, L.P.

By:	/s/ Jennifer Canu

Name: Jennifer Canu
Title: Authorized Signatory

Schedule 1

Exhibit A
EVIDENCE OF TRANSFER OF CLAIM
TO:  THE DEBTOR AND THE BANKRUPTCY COURT
For value received, the adequacy and sufficiency of which are hereby acknowledged, Pinnacle Airlines, Inc. (“Assignor”) hereby unconditionally and irrevocably sells, transfers and assigns to Goldman Sachs Credit Partners L.P. (“Assignee”) all of its right, title and interest in and to, or arising under or in connection with its claim (as such term is defined in Section 101(5) of Title 11 of the United States Code) evidenced by proof of claim number 621 filed against Mesaba Aviation, Inc. (the “Debtor”), Chapter 11 Case No. 05-39258, United States Bankruptcy Court for the District of Minnesota (the “Bankruptcy Court”).
Assignor hereby acknowledges and consents to all of the terms set forth in the Assignment of Claim and hereby waives its right to raise any objections thereto and its right to receive notice pursuant to Federal Rule of Bankruptcy Procedure 3001. Upon the transfer of the claim becoming effective, Assignor consents to the substitution of Assignee for Assignor for all purposes in the Bankruptcy Case.
Assignor acknowledges and understands, and hereby stipulates, that an order of the Bankruptcy Court may be entered without further notice to Assignor transferring to Assignee the foregoing claim and recognizing the Assignee as the sole owner and holder of the claim. Assignor further agrees that all further notices relating to the claim, and all payments or distributions of money or property in respect of claim, shall be delivered or made to the Assignee.
IN WITNESS WHEREOF, THIS EVIDENCE OF TRANSFER OF CLAIM IS EXECUTED THIS 5th DAY OF OCTOBER, 2006.

PINNACLE AIRLINES, INC.

By:	/s/ Peter D. Hunt

Its:	Vice President and CFO